EXHIBIT 10.8

FIFTH OMNIBUS AMENDMENT AND REAFFIRMATION OF LOAN DOCUMENTS

THIS FIFTH OMNIBUS AMENDMENT AND REAFFIRMATION OF LOAN DOCUMENTS (this “Amendment”) is dated as of the 9th day of January, 2012 (the “Effective Date”) by and among TNP SRT SECURED HOLDINGS, LLC, a Delaware limited liability company (“Lead Borrower”), TNP SRT SAN JACINTO, LLC, a Delaware limited liability company (“San Jacinto Borrower”), TNP SRT CRAIG PROMENADE, LLC, a Delaware limited liability company (“Craig Borrower”, and collectively with Lead Borrower and San Jacinto Borrower, the “Original Borrower”), TNP STRATEGIC RETAIL TRUST, INC., a Maryland corporation (the “REIT”), TNP STRATEGIC RETAIL OPERATING PARTNERSHIP, LP, a Delaware limited partnership (the “OP”, and collectively with the REIT, the “Guarantors” and individually, a “Guarantor”), TNP SRT MORNINGSIDE MARKETPLACE, LLC, a Delaware limited liability company (the “Morningside Borrower”), and together with the Original Borrower, the “Borrower”, and together with the Guarantors, the “Credit Parties” and individually, a “Credit Party”), and KEYBANK NATIONAL ASSOCIATION, a national banking association having a principal place of business at 225 Franklin Street, 18th Floor, Boston, Massachusetts 02110, as agent (in such capacity, “Agent”) for itself and any other lenders who become lenders under the Credit Agreement (as hereinafter defined) collectively referred to as “Lenders” and each individually referred to as a “Lender”). Each Credit Party has an address at 1900 Main Street, Suite 700, Irvine, California 92614.

Witnesseth That:

WHEREAS, the Borrower, certain of its Affiliates, the Agent and the Lenders are parties to that certain Revolving Credit Agreement dated as of December 17, 2010, as amended by that certain Joinder Agreement and that certain First Omnibus Amendment and Reaffirmation of Loan Documents dated as of March 30, 2011, as further amended by that certain Letter Agreement dated as of March 31, 2011, as further amended by that certain Joinder Agreement and that certain Second Omnibus Amendment and Reaffirmation of Loan Documents dated as of May 20, 2011, as further amended by that certain Joinder Agreement, that certain Third Omnibus Amendment and Reaffirmation of Loan Documents dated as of May 26, 2011, those certain Letter Agreements dated as of June 30, 2011, August 23, 2011 and August 25, 2011, as further amended by that certain Joinder Agreement and that certain Fourth Omnibus Amendment and Reaffirmation of Loan Documents dated as of September 22, 2011, as further amended by that certain Letter Agreement dated as of December 22, 2011 and as further amended by that certain Joinder Agreement of even date herewith (as amended, restated and/or modified from time to time, the “Credit Agreement”), pursuant to which, among other things, the Lenders agreed to provide to the Borrower a revolving credit facility in the maximum principal amount of $35,000,000, and which obligations of the Borrower to the Agent and Lenders under the Credit Agreement are evidenced by, among other things, that certain Revolving Credit Note dated as of December 17, 2010 by the Borrower in favor of the Lenders in the original principal amount of $35,000,000, as temporarily increased to $38,000,000 by that certain Amendment to Revolving Credit Note dated as of May 26, 2011, as further temporarily increased to $45,000,000 by that certain Second Amendment to Revolving Credit Note dated as of September 22, 2011, as

Morningside Marketplace

Fontana, San Bernardino County, California

automatically reduced to $35,000,000 immediately prior to the effectiveness of this Amendment and as temporarily increased to $43,000,000 by that Third Amendment to Revolving Credit Note of even date herewith (as amended, restated and/or modified from time to time, the “Note”), and are secured by, among other things, (a) that certain Pledge and Security Agreement dated as of December 17, 2010 by Lead Borrower in favor of the Agent for the benefit of the Lenders (as amended, restated and/or modified from time to time, the “Borrower Pledge Agreement”), (b) that certain Pledge and Security Agreement dated as of December 17, 2010 by the REIT in favor of the Agent for the benefit of the Lenders (as amended, restated and/or modified from time to time, the “REIT Pledge Agreement”), (c) that certain Pledge and Security Agreement dated as of December 17, 2010 by the OP in favor of the Agent for the benefit of the Lenders, as amended by that certain Partial Release and First Amendment to Pledge and Security Agreement dated as of May 20, 2011 (as further amended, restated and/or modified from time to time, the “OP Pledge Agreement”), and (d) that certain Guaranty Agreement dated as of December 17, 2010 by the Guarantors in favor of the Agent for the benefit of the Lenders (as amended, restated and/or modified from time to time, the “Guaranty”);

WHEREAS, pursuant to that certain Joinder Agreement of even date herewith, the Morningside Borrower has been joined to the Credit Agreement and the other Loan Documents as a Borrower;

WHEREAS, in accordance with the terms and provisions of the Credit Agreement and the related Loan Documents, the Borrower, from time to time, may acquire Mortgaged Properties and/or direct or indirect Equity Interests in various Entities;

WHEREAS, in connection with the acquisition of each Mortgaged Property, the Borrower has agreed to amend and supplement certain of the provisions, exhibits and schedules attached to the Credit Agreement and related Loan Documents;

WHEREAS, the Lead Borrower holds 100% of the Equity Interests in and to the Morningside Borrower;

WHEREAS, the Morningside Borrower is acquiring the real property and improvements situated in the City of Fontana, County of San Bernardino, State of California and commonly known as the “Morningside Marketplace” (the “Morningside Property”);

WHEREAS, in connection with the acquisition of the Morningside Property, the Borrower has requested the Morningside Loan (as hereinafter defined) and certain amendments to the provisions of the Loan Documents, and the Agent and Lender have agreed to provide the Morningside Loan and to make such amendments to the Loan Documents, all upon the terms and provisions more particularly set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Loan Documents and agree as follows:

1. Recitals and Definitions. The foregoing recitals are hereby incorporated by reference as if set forth at length herein. Capitalized terms used herein without definition shall have the meaning assigned to such terms in the Credit Agreement.

2. Morningside Loan. As of the date hereof, the Original Borrower has requested an advance in the original principal amount of Eleven Million Nine Hundred Fifty Three Thousand Three Hundred and No/100 Dollars ($11,953,300) (the “Morningside Loan”), which Morningside Loan will be used by the Original Borrower (and/or the Morningside Borrower) to acquire the Morningside Property. In connection with the Morningside Loan, the Morningside Borrower has agreed to (x) assume, on a joint and several basis, the obligations of the Original Borrower under the Loan Documents, all upon the terms and conditions set forth in this Amendment and (y) to provide certain additional documentation to secure the obligations of the Original Borrower, the Morningside Borrower and the Obligors under the Loan Documents.

For the avoidance of doubt, and for all other purposes of the Loan Documents, (a) the Morningside Loan shall constitute an “Obligation” and a “Loan” under the terms and provisions of the Credit Agreement and the Loan Documents, and shall be secured by, and be entitled to the benefits of, the Security Documents (as such term is supplemented in this Amendment), the Loan Documents and any other document and agreement executed in connection with any of the foregoing, and (b) the Morningside Property shall be deemed a “Mortgaged Property” for purposes of the Credit Agreement and the Loan Documents.

3. Conditions Precedent to Morningside Loan. The Borrower agrees to deliver to the Agent the following, and acknowledges and agrees that the funding of the Morningside Loan is subject to satisfaction of the following conditions precedent, as determined by Agent in its reasonable discretion:

(a) The Mortgaged Property Requirements shall have been satisfied.

(b) The Agent and Majority Lenders shall have approved the Morningside Property as a Mortgaged Property in their sole discretion.

(c) Agent shall have received evidence that Borrower has invested cash equity in the aggregate of at least Six Million Ninety Six Thousand Seven Hundred and No/100 Dollars ($6,096,700) in the Morningside Property.

(d) Borrower shall have paid (i) Agent’s legal fees and all other of Agent’s reasonable costs, fees and expenses incurred in connection with the making of the Morningside Loan, and (ii) all other costs and expenses incurred in connection with the closing of the acquisition of the Morningside Property.

(e) Agent shall have received all of the other documents listed in the closing checklist supplied by Agent to Borrower with respect to the Morningside Loan except for certain items which are listed on Exhibit A of the Open Items Letter being executed as of even date and which must be supplied to and approved by Agent by the dates stated on the Open Items Letter.

(f) No Default or Event of Default shall have occurred and be continuing under the terms and provisions of this Amendment, the Credit Agreement, the Note, or of any of the Loan Documents.

(g) Agent shall have received such other documents and certificates as Agent may reasonably request from Borrower, any Guarantor, and any other Person, in form and content satisfactory to Agent.

4. Additional Amendments to the Credit Agreement. As of the Effective Date, each of the Credit Parties and the Agent agree that:

(a) The last sentence of the definition of “Commitment” is hereby amended to read as follows:

“The initial aggregate amount of the Lenders’ Commitments is $35,000,000, provided, however, that (i) as of the Third Amendment Effective Date, the Commitment was temporarily increased to $38,000,000 (the “First Temporary Increase”), (ii) as of the Fourth Amendment Effective Date, the Commitment was further temporarily increased to $45,000,000 (the “Second Temporary Increase”), (iii) immediately prior to the effectiveness of the Fifth Amendment, the Commitment was automatically reduced to $35,000,000, and (iv) as of the Fifth Amendment Effective Date, the Commitment is again being temporarily increased to $43,000,000 (the “Third Temporary Increase; and collectively with the First Temporary Increase and the Second Temporary Increase, the “Temporary Increase”).

(b) The definition of “Fifth Amendment Effective Date” is hereby added to Section 1.01 of the Credit Agreement as follows:

“Fifth Amendment Effective Date” means January 6, 2012.

(c) The definition of “Third Temporary Increase” is hereby added to Section 1.01 of the Credit Agreement as follows:

“Third Temporary Increase” has the meaning set forth in the definition of Commitment.”

(d) The definition of “Tranche A Commitment” is hereby amended in its entirety to read as follows:

“Tranche A Commitment” means, with respect to each Tranche A Lender, the commitment of such Tranche A Lender to make Tranche A Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Tranche A Lender’s Tranche A Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Tranche A Lender’s Tranche A Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Tranche A Lender shall have assumed its Tranche A Commitment, as applicable. The initial aggregate amount of the Tranche A Lenders’ Tranche A Commitments is $25,000,000, which amount increased to $30,000,000 on February 15, 2011, was temporarily increased to $38,000,000 on the Third Amendment Effective Date, was further temporarily increased to $45,000,000 on the Fourth Amendment Effective Date, decreased to $43,000,000 on October 25, 2011, was automatically reduced to $35,000,000 immediately prior to the effectiveness of the Fifth Amendment and was again temporarily increased to $43,000,000 on the Fifth Amendment Date, shall permanently reduce to $35,000,000 on April 30, 2012 and, at all times following the Fifth Amendment Effective Date shall decrease on a dollar-for-dollar basis as payments are made with respect to the Third Temporary Increase as provided in Section 2.06(e) and Section 2.08(d) below until reduced to $35,000,000.”

(e) The Commitment of KeyBank as reflected on Schedule 2.01 is hereby changed to $43,000,000, but shall reduce on a dollar-for-dollar basis as the Third Temporary Increase is repaid down to $35,000,000.

(f) Section 2.06(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(e) As of the Fifth Amendment Effective Date, the Third Temporary Increase shall be available to the Borrower; provided, however, that the Morningside Loan is being advanced to Chicago Title Company in escrow as of the Fifth Amendment Effective Date, and interest shall begin to accrue as of such date even though the date of Fifth Amendment and other documents executed in connection with the Morningside Loan are dated as of January 9, 2012. The Third Temporary Increase shall remain in effect until April 30, 2012, at which time any amounts outstanding in excess of $35,000,000 shall be due and payable in full, in each case with no further notice or demand by Agent being required therefor. Amounts repaid under the Third Temporary Increase may not be reborrowed.”

(g) Section 2.07(a)(i) is hereby amended to read as follows:

“(i) to the Agent for the account of each Tranche A Lender the then unpaid principal amount of each Tranche A Loan on the Tranche A Maturity Date, except that the Third Temporary Increase must be reduced in accordance with Section 2.06(e) and repaid in full on or prior to April 30, 2012.”

(h) Section 2.08(d) is hereby amended to read as follows:

“(d) Borrower and TNP REIT shall apply one hundred percent (100%) of the Net Proceeds to repay the amounts outstanding under the Third Temporary Increase until the amounts outstanding under the Third Temporary Increase have been repaid in full, subject to the exceptions set forth in Section 5.18. In addition, unless otherwise approved in writing by Lender, Borrower and TNP REIT shall apply 100% of the Net Proceeds of the sale or refinancing of a Real Property to repay the amounts outstanding under the Third Temporary Increase.”

(i) Section 2.08 is hereby amended to add a new subsection as follows:

“(g) If any new Commitments are received from any Lender other than KeyBank at a time when there is any amount of the Third Temporary Increase outstanding, then the proceeds of any Loans made from such Commitment shall be used first to reduce the amount of the KeyBank Commitment until the amounts outstanding under the Third Temporary Increase have been repaid in full, and such proceeds shall be so applied before any Net Proceeds are applied to any further reduction of the Third Temporary Increase pursuant to Section 2.08(d).”

(j) Section 2.09 is hereby amended to add the following new subsections (i) and (j):

“(i) Borrower shall pay to KeyBank a $12,000 fee in connection with making the Third Temporary Increase available. This fee shall be paid on the Fifth Amendment Effective Date.

(j) Borrower shall pay to KeyBank a pro rata share of a $160,000 exit fee in the event that the Borrower obtains any replacement financing on the Morningside Property, the San Jacinto Property, the Craig Property or any Mortgaged Property added to this Agreement after the Fifth Amendment Effective Date other than a commercial mortgage backed security loan from KeyBank or its Affiliates. Such exit fee shall be due and payable simultaneously with the closing of such replacement financing.”

(k) Section 5.18(b) is hereby amended and restated in its entirety to read as follows:

“(b) Prior to the date when the Third Temporary Increase has been repaid in full, the Net Proceeds of the Equity Issuances by TNP REIT shall be used in accordance with Section 2.08(d), or as permitted by Section 2.17, provided, however, that (i) upon the Agent’s reasonable approval, Borrower may use a portion of such Net Proceeds to fund operating expenses incurred in the ordinary course of business to cover short term timing differences between the receipt of revenues and such operating expenses; (ii) to the extent that Borrower has identified Real Property for acquisition and a definitive purchase and sale agreement has been executed with respect thereto, Borrower may fund the Net Proceeds of the Equity Issuances by TNP REIT into the Property Acquisition Escrow Account up to an amount equal to Borrower’s pro forma equity contribution required to close such acquisition, subject to the following: (A) the Property Acquisition Escrow Account shall be held at KeyBank and pledged as Collateral; (B) Agent shall release funds held in the Property Acquisition Escrow Account for the purchase price, costs, expenses and other amounts paid in connection with such acquisitions upon the Borrower’s written request; and (C) Borrower may fund such Net Proceeds into the Property Acquisition Escrow Account in connection with no more than two (2) acquisitions at any time; and (iii) following the occurrence and during the continuance of an Event of Default, the Net Proceeds of any Equity Issuance shall, in the sole discretion of the Agent, be funded into the Distribution Account and Agent shall apply all amounts received to the Obligations.”

(l) Schedules 3.05, 3.15, 5.12(a), 5.12(b), and 6.01 to the Credit Agreement are hereby amended and restated in their entirety by the corresponding Schedules attached to this Amendment, which information is true, correct and complete as of the Effective Date.

5. Additional Amendment to the Borrower Pledge Agreement. Contemporaneous with the execution and delivery of this Amendment, the Lead Borrower is executing and delivering to the Agent a certain Pledge Agreement Addendum (as defined in the Borrower Pledge Agreement) to the Borrower Pledge Agreement. As of the Effective Date, each of the Credit Parties and the Agent agree that Exhibit A to the Borrower Pledge Agreement is hereby amended and supplemented to add thereto the Equity Interests described and set forth in said Pledge Agreement Addendum.

6. Representations and Warranties. Each Credit Party represents and warrants to the Agent and Lenders as follows:

(a) The representations and warranties of the Credit Parties as set forth in the Credit Agreement and each Loan Document are hereby confirmed, affirmed and ratified by each of the Credit Parties (including, without limitation, the Morningside Borrower), and each Credit Party confirms and affirms that each such representation and warranty is true and correct in all material respects as of the Effective Date, including with respect to the Morningside Borrower and the Morningside Property.

(b) The Mortgaged Property Requirements are satisfied with respect to the Morningside Property, the Morningside Borrower and the Morningside Loan, as applicable, except as otherwise set forth in the Open Items Letter dated as of the Effective Date.

(c) The transactions contemplated by this Amendment are within the corporate, partnership or limited liability company powers (as applicable) of the respective Credit Parties and have been duly authorized by all necessary corporate, partnership or limited liability company action. This Amendment and the documents executed in connection herewith have been duly executed and delivered by each Credit Party which is a party thereto and constitute the legal, valid and binding obligation of each such Person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d) The transactions contemplated by this Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or which shall be completed at the appropriate time for such filings under applicable securities laws, (b) will not violate, to the Credit Parties’ knowledge, any applicable law, regulation or order of any Governmental Authority to the extent that such violation could reasonably be expected to have a Material Adverse Effect, (c) will not violate the charter, by-laws or other organizational documents of any Credit Party or any of the Borrower’s Subsidiaries, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party or any of the Borrower’s Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party or any of the Borrower’s Subsidiaries to the

extent that such violation, default or right to require payment could reasonably be expected to have a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any Collateral, except pursuant to the Deeds of Trust and the Pledge Agreements.

(e) No Event of Default has occurred and is continuing or would result by the execution of this Amendment which constitutes an Event of Default under the Credit Agreement or any Loan Document or would constitute such an Event of Default but for the requirement that notice be given or time elapse or both.

7. References in Loan Documents. All references in any of the Loan Documents to the “Credit Agreement”, the “Note”, the “Guaranty”, the “Borrower Pledge Agreement”, the “REIT Pledge Agreement”, the “OP Pledge Agreement”, or to the “Loan Documents”, shall, from and after the Effective Date be deemed to mean and refer to the Credit Agreement, the Note, the Guaranty, the Borrower Pledge Agreement, the REIT Pledge Agreement, the OP Pledge Agreement, and each other Loan Document (as applicable) as amended and affected by this Amendment. This Amendment shall be deemed to be a “Loan Document” for the purposes of the Credit Agreement and the other Loan Documents.

8. Ratification by the Credit Parties.

(a) Each Credit Party hereby ratifies, affirms and confirms the Loan Documents (as modified by this Amendment), and acknowledges and agrees that the Loan Documents (as modified by this Amendment) remain in full force and effect and are enforceable against such Credit Party and against the Collateral described therein in accordance with their respective terms. Each Credit Party hereby further acknowledges and agrees that, as of the Effective Date, the Loan Documents, as amended by this Amendment, are not subject to any defenses, rights of setoff, claims or counterclaims that might limit the enforceability thereof, the obligations created and evidenced thereby or the terms and provisions thereof.

(b) In furtherance of the provisions of subsection (a) above, and not in limitation or derogation thereof, by its execution of this Amendment, each Guarantor hereby (i) acknowledges and consents to the terms and provisions of this Amendment; (ii) ratifies, affirms and confirms the Guaranty; (iii) agrees that the Guaranty is and shall remain in full force and effect and that the terms and provisions of the Guaranty cover and pertain to the Guaranteed Obligations (as defined in the Guaranty), Notes, Credit Agreement and other Loan Documents; (iv) acknowledges that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of the Guaranty or other obligations created and evidenced by the Guaranty; and (v) certifies that the representations and warranties contained in the Guaranty, the Credit Agreement, and the other Loan Documents with respect to each Guarantor remain the true and correct representations and warranties of such Guarantor as of the Effective Date.

9. Security and Liens. All Obligations of the Credit Parties under the Loan Documents, each as amended by this Amendment, shall be secured by and be entitled to the benefits of, and the Collateral shall remain in all respects subject to the liens, charges and encumbrances of, the Loan Documents, and nothing herein contained, and nothing done pursuant hereto or in connection herewith shall affect or be construed to affect the liens, charges or encumbrances or conveyances effected thereby or the priority thereof or to release or affect the liability of any party or parties whomsoever may now, or hereafter be, liable on account of the Obligations.

10. No Waiver. This Amendment is only a modification of the Loan Documents and is not intended to, and shall not be construed to, effect a novation of any Loan Document, or to constitute a modification of, or a course of dealing at variance with, the Loan Documents (each as amended by this Amendment), such as to require further notice by Lenders or Agent to require strict compliance with the terms the other Loan Documents in the future.

11. Release; Set-off. Each Credit Party hereby unconditionally releases and forever discharges Agent, each Lender and their respective officers, directors, shareholders, and employees from any and all claims, demands, causes of action, expenses, losses and other damages of whatever kind, whether known or unknown, liquidated or unliquidated, at law or in equity, that exists as of the Effective Date in connection with the Credit Agreement, the Loan Documents and any other documents relating thereto.

12. Miscellaneous.

(a) All costs and expenses of Agent, including, without limitation, appraisal fees and reasonable attorney’s fees of counsel to Agent relating to the negotiation, preparation, execution and delivery of this Amendment and all instruments, agreements and documents contemplated hereby, shall be the responsibility of Borrower.

(b) This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and performed within such state.

(c) This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one agreement binding on the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

(d) Delivery of an executed signature page of this Amendment by facsimile transmission or by means of electronic mail (in so-called “pdf”, “TIF” or any similar format) shall be effective as an in-hand delivery of an original executed counterpart hereof.

[The Next Page is the Signature Page]

IN WITNESS WHEREOF, the Credit Parties, the Agent and the Lenders have caused this Amendment to be duly executed by their respective duly authorized officers, as an instrument under seal, as of the date and year first above written.

BORROWERS:	TNP SRT SECURED HOLDINGS, LLC, a Delaware
limited liability company

	By:	TNP Strategic Retail Operating Partnership, LP, its sole member

		By:	TNP Strategic Retail Trust, Inc., its general partner

			By:	/s/ James Wolford
Print Name: James Wolford
Title: CFO

TNP SRT SAN JACINTO, LLC, a Delaware limited liability company

By	TNP SRT Secured Holdings, LLC, a Delaware limited liability company, its Sole Member

	By:	TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership, its Sole Member

		By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its General Partner

			By:	/s/ James Wolford
Print Name: James Wolford
Title: CFO

(Signatures continued on next page.)

[Signature Page to Fifth Omnibus Amendment]

TNP SRT CRAIG PROMENADE, LLC, a Delaware limited liability company

By	TNP SRT Secured Holdings, LLC, a Delaware limited liability company, its Sole Member

	By:	TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership, its Sole Member

		By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its General Partner

			By:	/s/ James Wolford
Print Name: James Wolford
Title: CFO

TNP SRT MORNINGSIDE MARKETPLACE, LLC, a Delaware limited liability company

By	TNP SRT Secured Holdings, LLC, a Delaware limited liability company, its Sole Member

	By:	TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership, its Sole Member

		By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its General Partner

			By:	/s/ James Wolford
Print Name: James Wolford
Title: CFO

AGENT AND
MAJORITY LENDER:	KEYBANK NATIONAL ASSOCIATION, as Agent and Lender

	By:	/s/ Christopher T. Neil
Christopher T. Neil, Senior Relationship Manager

[Signature Page to Fifth Omnibus Amendment]

GUARANTORS and
OBLIGORS:	TNP STRATEGIC RETAIL OPERATING
PARTNERSHIP, LP, a Delaware limited partnership

	By:	TNP Strategic Retail Trust, Inc., its general partner

		By:	/s/ James Wolford
Print Name: James Wolford
Title: CFO

TNP STRATEGIC RETAIL TRUST, INC., a Maryland
corporation

		By:	/s/ James Wolford
Print Name: James Wolford
Title: CFO

[Signature Page to Fifth Omnibus Amendment]

Schedule 3.05

Flood Zones; Earthquake or Seismic Areas

	Flood Zone	EQ Zone	Wind Zone

Moreno Marketplace	X Shaded	E	N/A

Craig Promenade	X	2b	N/A

Morningside Marketplace	X	4	I

Schedule 3.15

Subsidiaries

The following are the Subsidiaries of TNP Strategic Retail Trust, Inc. as of the date of this Agreement:

TNP Strategic Retail Operating Partnership, LP

TNP SRT Secured Holdings, LLC

TNP SRT Moreno Marketplace, LLC

TNP SRT San Jacinto, LLC

TNP SRT Waianae Mall, LLC

TNP SRT Northgate Plaza Tucson, LLC

TNP SRT Craig Promenade, LLC

TNP SRT Pinehurst East, LLC

TNP SRT Topaz Marketplace, LLC

TNP SRT Morningside Marketplace, LLC

Schedule 5.12(a)

Mortgaged Property Pool

San Jacinto Esplanade, San Jacinto, California

Craig Promenade, North Las Vegas, Nevada

Morningside Marketplace, Fontana, California

Schedule 5.12(b)

N/A

Schedule 6.01

Existing Liens

None.